Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FAST RADIUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)		Fee Rate		Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	457(c)	76,313,654	(2)	$1.10	(3)	$83,945,019.40		$0.0000927		$7,781.70
Equity	Warrants to purchase common stock	457(i)	6,891,667		$11.50	(4)	$79,254,170.50		$0.0000927		$7,346.86
Equity	Common stock, $0.0001 par value per share, underlying Warrants	457(i)	6,891,667	(5)	—	(6)	—	(6)	—	(6)	—	(6)
Total Offering Amounts							$163,199,189.90		$0.0000927		$15,128.56
Total Fees Previously Paid											—
Total Fee Offsets(3)											—
Net Fee Due											$15,128.56

(1)

Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Consists of 8,625,000 Founder Shares (as defined herein), 8,625,000 Public Warrant Shares (as defined herein), 125,000 Forward Purchase Shares (as defined herein), 755,461 ECP Notes Shares (as defined herein), 7,500,000 PIPE Shares (as defined herein), 39,286,460 Insider Shares (as defined herein), 7,196,224 Control Earnout Shares (as defined herein), 2,661,465 Option Shares (as defined herein), 970,952 RSU Shares (as defined herein) and 568,092 RSA Shares (as defined herein), in each case held by certain of our investors, directors, officers and affiliates.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s Common Stock on April 19, 2022, as reported on The Nasdaq Stock Market LLC.

(4)

Pursuant to Rule 457(i) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per share is based upon the per share exercise price of the warrants.

(5)

Consists of (i) 6,266,667 shares of Common Stock issuable upon exercise of the Private Placement Warrants (as defined herein), and (ii) 625,000 shares of Common Stock issuable upon exercise of the Forward Purchase Warrants (as defined herein).

(6)	No separate fee due in accordance with Rule 457(i).